Exhibit 10.6

U.S. CONCRETE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made as of _______________, 20__, by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and __________ (“Grantee”).  For value received, the Company hereby grants to Grantee, pursuant to the provisions of the U.S. Concrete, Inc. Management Equity Incentive Plan (the “Plan”), a restricted stock unit award for ________ units (the “RSUs”) and an incentive restricted stock unit award for ________ units (the “Incentive RSUs”) (collectively, this “Award”), effective as of _____________, 20__ (the “Grant Date”), subject to the terms and conditions set forth herein and in the Plan.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

TERMS AND CONDITIONS OF AWARD

1.           EFFECT OF THE PLAN.  The Award granted to Grantee is subject to all the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan.  The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such amendment, modification, restatement or supplement.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

2.           GRANT.  This Agreement shall evidence the grant of the RSUs and Incentive RSUs to Grantee, and Grantee acknowledges that Grantee will not receive shares of Common Stock in respect of the RSUs or Incentive RSUs unless and until the RSUs and Incentive RSUs vest as provided in this Award and all tax withholding obligations applicable to the “Vested RSUs” (as defined below) and “Vested Incentive RSUs” (as defined below) have been satisfied.  This Award constitutes a Stock Award under, and this Agreement will be deemed for all purposes to constitute an Award Agreement entered into pursuant to, the Plan, which hereby is incorporated in this Agreement by this reference.  Grantee agrees that the Award shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 3.2 hereof, the restrictions on transfer set forth in Section 3.5 hereof and the satisfaction of any applicable tax withholding obligation as set forth in Section 5 hereof.

3.           RSUs AND INCENTIVE RSUs.

3.1           VESTING.  Subject to the terms and conditions of this Agreement and the Plan, the RSUs will become vested as to one-twelfth (1/12) of the shares subject hereto on each of the first twelve quarterly anniversaries of the Grant Date (each, a “Vesting Date”), subject to Grantee’s continued service or employment with the Company or its Subsidiaries on each applicable Vesting Date.  There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, subject to Grantee’s continued service or employment with the Company or its Subsidiaries on each applicable Vesting Date.  RSUs that have vested pursuant to this Award are referred to herein as “Vested RSUs,” and RSUs that have not yet vested pursuant to this Award are referred to herein as “Unvested RSUs.”  Notwithstanding the foregoing and subject to any additional benefits that may be provided under any applicable executive severance agreement by and between Grantee and the Company in effect on the date hereof (any such agreement, as may be amended from time to time, is referred to herein as the “Executive Severance Agreement”), upon a termination of Grantee’s service or employment by the Company or its Subsidiaries without Cause, any portion of the RSUs that would have become vested during the six (6)-month period following such termination shall become immediately vested as of the date of such termination.

If an installment of the vesting would result in a fractional Vested RSU, that installment will be rounded to the next higher or lower RSU by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half, except for the final installment, which will be for the balance of the RSUs.

3.2           FORFEITURE.  Except as provided otherwise in the Executive Severance Agreement, and subject to Section 3.1 hereof and to the Committee’s discretion to otherwise accelerate vesting hereunder in accordance with the Plan, all Unvested RSUs shall be immediately forfeited and cancelled upon termination of Grantee’s service or employment with the Company and its Subsidiaries for any reason.

3.3           DELIVERY OF SHARES.

 i           General.  Subject to the provisions of Section 3.3(ii) hereof, within thirty (30) days following the vesting of the RSUs, Grantee shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable Vesting Date.

ii           Deferrals.  If permitted by the Company, Grantee may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to Grantee hereunder (the “Deferred Shares”), consistent with the requirements of Code Section 409A.  Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on Grantee’s behalf (the “Account”).  Subject to Section 4 hereof, the number of shares of Common Stock equal to the number of Deferred Shares credited to Grantee’s Account shall be distributed to Grantee in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Code Section 409A.

3.4           INCENTIVE RSUs.  With respect to each RSU awarded to Grantee under this Agreement, Grantee will receive one Incentive RSU which shall entitle Grantee to receive a payment equal to 0.35020 of a share of Common Stock to be delivered within thirty (30) days following the later of the date on which (i) the related RSU vests, or (ii) the Performance Goal is achieved.  Each Incentive RSU will vest on the same schedule as the related RSU and shall be immediately forfeited and cancelled if such RSU is forfeited and cancelled for any reason.  Incentive RSUs that have vested pursuant to this Award are referred to herein as “Vested Incentive RSUs,” and RSUs that have not yet vested pursuant to this Award are referred to herein as “Unvested Incentive RSUs.”  For purposes of the foregoing, the “Performance Goal” shall be deemed to have been achieved on the earlier of (a) the conversion on a cumulative basis of 95% of the 9.5% Convertible Secured Notes due 2015 of the Company issued pursuant to the Indenture dated August 31, 2010 between the Company, U.S. Bank National Association, as Trustee and Noteholder Collateral Agent, and the Guarantors named therein (the “Indenture”) or (b) the date the Company delivers a Conversion Event Notice in accordance with the terms of the Indenture. If the Performance Goal is not achieved prior to the Maturity Date (as defined in the Indenture), each Incentive RSU will expire without any payment being made with respect thereto.

3.5           NON-TRANSFERABILITY.  This Award may not be transferred, assigned, pledged or otherwise encumbered by Grantee in any manner whatsoever, except that this Award may be transferred by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.   References to Grantee, to the extent relevant in the context, shall include references to authorized transferees.  Except as otherwise determined by the Committee, Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, by operation of law or otherwise, any portion of this Award.  Any transfer by Grantee in violation of the provisions hereof shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested RSUs and Unvested Incentive RSUs.

4.           DIVIDENDS; RIGHTS AS STOCKHOLDER.  Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of Grantee with respect to each RSU granted to Grantee, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to Grantee in accordance with the provisions hereof.  Stock dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of Grantee with respect to each RSU granted to Grantee, provided that such stock dividends shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to Grantee in accordance with the provisions hereof.  To the extent that any Unvested RSUs are forfeited and cancelled for any reason, all cash dividends and stock dividends credited with respect thereto shall also be forfeited and cancelled at such time.  Except as otherwise provided herein, Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until Grantee has become the holder of record of such shares, and except as otherwise provided by the Plan, Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, Grantee with any protection against potential future dilution of Grantee’s interest in the Company for any reason.

5.           TAX MATTERS.

5.1           The Company shall have the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes of any kind (including, but not limited to, Grantee’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and Incentive RSUs and, if Grantee fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any statutorily required withholding obligation with regard to Grantee may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to Grantee hereunder.

5.2           Grantee acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state and local tax consequences of this Award.  Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its Subsidiaries or any of their respective agents.  The Company does not guarantee any particular tax effect, and Grantee shall be solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on or for the account of Grantee in connection with this Award (including any taxes, penalties and interest under Code Section 409A), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold Grantee (or any authorized transferee or beneficiary) harmless from any or all of such taxes, penalties or interest.

6.           GOVERNING LAW.  This Award shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws provisions that would result in the application of the laws of any other jurisdiction.

7.           NO RIGHT TO CONTINUED SERVICE.  This Award shall not be construed as giving Grantee any right to continued service or employment with the Company or its Subsidiaries.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with Grantee, free from any liability or claim under this Award or the Plan, except as expressly provided in this Award.

8.           NATURE OF PAYMENTS.  The Award hereunder shall constitute a special incentive payment to Grantee and shall not be taken into account in computing the amount of salary or compensation of Grantee for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company or (b) any agreement between the Company and Grantee, except as such plan or agreement shall otherwise expressly provide.

9.           COMPLIANCE WITH LAWS AND REGULATIONS.  The issuance and transfer of the shares of Common Stock hereunder will be subject to compliance by the Company and Grantee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of that issuance or transfer.

10.         NON-SOLICITATION AND NON-DISCLOSURE.  In consideration for the grant of the Award, Grantee agrees that Grantee will not, during Grantee’s employment or service with the Company or any of its Subsidiaries, and for one year thereafter, directly or indirectly, for any reason, for Grantee’s own account or on behalf of or together with any other person, entity or organization (a) call on or otherwise solicit any natural person who is employed by, or providing services to, the Company or any Subsidiary of the Company in any capacity with the purpose or intent of attracting that person from the employ of the Company or its Subsidiaries, or (b) divert or attempt to divert from the Company or any of its Subsidiaries any customer, client or business relating to the provision of ready-mixed concrete, precast concrete or related concrete products or services.  As further consideration for the grant of the Award, Grantee agrees that Grantee will not at any time, either while employed by, or providing services to, the Company or its Subsidiaries, or at any time thereafter, make any independent use of, or disclose to any other person (except as authorized in advance in writing by the Company) any confidential, nonpublic and/or proprietary information of the Company and its Subsidiaries, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements, cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company or its Subsidiaries.  This Section 10 shall survive termination of this Award.

11.         BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3.4 of this Award.

12.         SEVERABILITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by applicable law.

13.         AMENDMENT; WAIVER; MISCELLANEOUS.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan, and the Company shall give written notice to Grantee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof; provided, however, that if such modification or amendment would adversely affect the rights of Grantee, the Agreement may only be so modified or amended by a writing signed by both the Company and Grantee.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee.  A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14.         ENTIRE AGREEMENT.  This Agreement and the Plan embody the entire agreement of the parties hereto with respect to the RSUs, Incentive RSUs and all other matters contained herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. CONCRETE, INC.

By:

Name:

Title:

Acceptance

Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Award, as of the date first written above, subject to all of the terms and provisions of the Plan and this Agreement.

Grantee

Print Name:

Social Security No.: